EXHIBIT 99.1


FOR IMMEDIATE RELEASE


CONTACTS:           Dave Stedman
                    President
                    LION, Inc.
                    800-546-6463

                    LION ANNOUNCES FIRST QUARTER 2004 RESULTS
               117% REVENUE GROWTH COMPARED TO FIRST QUARTER 2003

SEATTLE, WA - APRIL 28, 2004 - LION, INC. (OTC Bulletin Board: LINN), a leading provider of advanced business solutions that streamline the mortgage fulfillment process, today announced financial and operating results for the first quarter ended March 31, 2004.

Revenue for first quarter 2004 increased 117% to $3,877,393 from $1,786,720 for first quarter 2003 and 47% from fourth quarter 2003 revenue of $2,646,692. The Company reported net income of $12,923 for first quarter 2004 compared to $155,703 for first quarter 2003 and $2,418,951 for fourth quarter 2003 which included an extraordinary net gain of 2,027,675. The mix of revenue for the first quarter was about equally divided between LION's historic business lines and the products and services attributable to the late 2003 acquisition of the assets of Ignition Mortgage Technology Solutions, Inc.

"Our strong first quarter financial results demonstrate the success we are having integrating the technology, products and services we acquired in the Ignition transaction," stated Randall D. Miles, Chairman and CEO of LION, Inc. "We achieved impressive revenue growth and remained profitable even while absorbing nonrecurring expenses in the first quarter. Our results were in line with our expectations, and we remain on track to double revenue in 2004. With nonrecurring expenses behind us, we expect to realize the benefit of the efficiencies related to the Ignition transaction late in the second quarter and to see an escalation in earnings momentum through the balance of the year."

First Quarter 2004 Highlights

     o Sequential growth in revenue through the quarter on target with projections.

     o 8,000 new Realtors were added to the realtor affiliate program bringing total realtors to over 40,000.

     o New large lender customer that validates transaction based business model.

     o Product releases and feature set upgrades launched for Mortgage 101, Retail Websites, Lockpoint Xtra(R), Pipeline Tools and LION Pro product lines.

     o    Integration strategy progressing as planned.


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


LION FINANCIAL RESULTS 1st QTR 2004 - 2


"Notwithstanding an industry expectation of a decline in mortgage loan production in 2004, LION continues to expect to generate higher revenues and profits in the coming year even after giving effect to the cost of integration of our acquisition. We are very pleased with the way the two companies have come together, and we believe that the Ignition acquisition has enabled us to leap frog by years and millions of dollars what we otherwise would have needed to invest to position us for the revenue growth we are now experiencing," added Mr. Miles.

For more details about the acquisition, product integration, and the Company's future plans, view the Chairman's Letter located at LION's corporate website at http://www.lioncorp.net/lioncorp.

ABOUT LION, INC.

LION, INC. is a leading provider of advanced business solutions that streamline the mortgage loan fulfillment process in the over $2 trillion mortgage industry. From LEADS TO LOANS TO CAPITAL MARKETS, LION offers consistent, seamless business solutions to consumers, brokers, realtors, originators and lenders. LION provides an integrated technology platform offering online loan productivity, mortgage pipeline hedging and risk management, software development and data communications tools. LION has offices in Washington, California and Colorado. For more information, please visit www.lioninc.com.

                                       ###

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release). Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: interest rate changes; housing and consumer trends effecting home purchases; the management of our potential growth; risks of new business areas and new Internet technology; joint-marketing and sales agreements; our ability to attract and retain high quality employees; changes in the overall economy and in technology; and the number and size of our Internet competitors. Statements in this release should be evaluated in light of these important factors. All information set forth in this release is as of April 28, 2004, and LION undertakes no duty to update this information. More information about these and other important factors that could affect our business and financial results is included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", which is on file with the Securities and Exchange Commission. Additional information may also be set forth in those sections in our quarterly reports on Form 10-QSB previously filed with the Securities and Exchange Commission.

LION FINANCIAL RESULTS 1st QTR 2004 - 3


                                   LION, Inc.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                       Q1 2004        Q4 2003        Q1 2003
                                     -----------    -----------    -----------

Revenues                             $ 3,877,393    $ 2,646,692    $ 1,786,720

Expenses
    Direct costs                       1,464,350        680,794        315,556
    Selling and marketing                496,579        515,654        573,468
    General and administrative         1,165,150        743,841        539,653
    Research and development             600,250        147,939         87,401
    Depreciation and amortization        134,372        132,274        111,002
                                     -----------    -----------    -----------
                                       3,860,701      2,220,502      1,627,080
                                     -----------    -----------    -----------

         Operating income                 16,692        426,190        159,640

Other expense - net
                                          (3,260)        (5,175)        (3,937)
                                     -----------    -----------    -----------

         Net income before tax
            and extraordinary item        13,432        421,015        155,703

Income tax expense                           509         29,739           --
                                     -----------    -----------    -----------

         Net income before
            extraordinary gain            12,293        391,276        155,703

Extraordinary gain - net of tax             --        2,027,675           --
                                     -----------    -----------    -----------

            NET INCOME               $    12,923    $ 2,418,951    $   155,703
                                     ===========    ===========    ===========

Net income per common share,
    Basic                            $      --      $       .08    $      --
                                     ===========    ===========    ===========
    Diluted                          $      --      $       .07    $      --
                                     ===========    ===========    ===========



                                     (MORE)

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


LION FINANCIAL RESULTS 1st QTR 2004 - 4


                                   LION, Inc.
                            CONDENSED BALANCE SHEETS


                                     ASSETS


                                                              March 31,
                                                                2004        December 31,
                                                             (Unaudited)        2003
                                                             -----------    ------------

CURRENT ASSETS
    Cash and cash equivalents                                $3,472,629       $2,883,314
    Accounts receivable - net                                 1,879,879        2,141,264
    Other receivables                                           472,640          620,708
    Prepaid expenses and other                                  265,339          361,975
                                                             ----------       ----------

         Total current assets                                 6,090,487        6,007,261

PROPERTY AND EQUIPMENT, net                                   1,026,962        1,025,153

OTHER ASSETS
    Goodwill - net                                              273,955          273,955
    Other assets                                                 82,908           82,908
                                                             ----------       ----------

                                                             $7,474,312       $7,389,277
                                                             ==========       ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                         $  351,458       $  189,727
    Accrued liabilities                                       1,383,596        1,647,931
    Current maturities of long-term obligations                  77,510           82,452
    Deferred revenue                                          1,172,134        1,240,166
                                                             ----------       ----------

         Total current liabilities                            2,984,698        3,160,276

LONG-TERM OBLIGATIONS, less current maturities                   70,618           85,822

STOCKHOLDERS' EQUITY                                          4,418,996        4,143,179
                                                             ----------       ----------

                                                             $7,474,312       $7,389,277
                                                             ==========       ==========